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                                                                    EXHIBIT 99.1


                           SCHEIN PHARMACEUTICAL, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON [________, ___ _____]


        The undersigned hereby appoints Robert C. Funsten and G. Frederick Wilkinson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Schein Pharmaceutical, Inc., a Delaware corporation, which the undersigned may be entitled to vote at the special meeting of stockholders of Schein Pharmaceutical, Inc. to be held at 100 Campus Drive, Florham Park, NJ 07932 on [DAY OF WEEK], [______, ___] 2000 at [__:__ a.m.], local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.



              (Continued, and to be dated and signed on other side)



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                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.



PROPOSAL 1:   To approve and adopt the Agreement and Plan of Merger, dated as of
              May 24, 2000, among Watson Pharmaceuticals, Inc., a Nevada corporation, WS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Watson, and Schein Pharmaceutical, Inc.

              [ ] FOR                    [ ] AGAINST                [ ] ABSTAIN

DATED _________________                      __________________________________

                                             __________________________________
                                                          SIGNATURE(S)

                                             Please sign exactly as your name
                                             appears hereon. If the stock is
                                             registered in the names of two or
                                             more persons, each should sign.
                                             Executors, administrators,
                                             trustees, guardians and
                                             attorneys-in-fact should add their
                                             titles. If signer is a corporation,
                                             please give full corporate name and
                                             have a duly authorized officer
                                             sign, stating title. If signer is a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.